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EXHIBIT 10.24

BUCYRUS INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN

1)
Purpose.    The purpose of the Bucyrus International, Inc. Non-Employee Directors Deferred Compensation Plan (the "Plan") is to enable directors of Bucyrus International, Inc. (the "Company") who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as directors of the Company.

2)
Effective Date.    The Plan is effective as of June 30, 2004, the date on which it was adopted by the Board of Directors of the Company (the "Board"); provided, however, that deferrals under the plan may not be made with respect to Director Fees (as defined in Section 5) paid or to be paid with respect to periods prior to January 1, 2005.

3)
Eligibility.    Directors of the Company who are not also employees of the Company or any of its subsidiaries ("Directors") are eligible to participate in the Plan, subject to their election to defer eligible compensation.

4)
Administration.    The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan's intent and to interpret, construe and implement the provisions thereof. Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director's account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director's beneficiaries.

5)
Deferral of Fees.    Subject to such rules and procedures that the Committee may establish from time to time, Directors may elect to defer under the Plan all amounts to be paid to a Director, including annual retainer and committee meeting fees (but excluding any payment or reimbursement with respect to a Director's expenses arising from his or her service as a member of the Board) that would otherwise payable in cash in accordance with the Company's policies as in effect from time to time (such cash compensation, collectively, "Director Fees"). In order to defer Director's Fees, the Director must complete a deferral election in such form, and at such time, as determined by the Committee in its sole discretion. Once a Director has elected to defer his or her Director's Fees, the election may not be revoked and shall continue in force for the remainder of the Director's service as a member of the Board; provided, however, that a Director may, no later than 30 days prior to the beginning of any calendar year, revoke his or her deferral election with respect to the entirety of such calendar year.

6)
Form of Deferral.    The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan. A number of Restricted Stock Units, as defined in the Company's 2004 Equity Incentive Plan or a successor plan (the "Stock Plan"), shall be credited to each such Director's account as of each date (a "Deferral Date") on which amounts deferred under the Plan would otherwise have been paid to such Director. The Restricted Stock Units credited to a participating Director's account under the Plan shall be issued under the Stock Plan. The number of Restricted Stock Units credited to a Director's account as of each Deferral Date shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined in the Stock Plan) of a share of Class A common stock, par value $0.01 of the Company ("Company Stock") as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth herein. Except as set forth herein, the terms and conditions of the Restricted Stock Units credited to Director's accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 5 thereof.

7)
Dividend Equivalents.    Additional Restricted Stock Units shall be credited to a Director's account as of each date (a "Dividend Date") on which cash dividends and/or special dividends and distributions are paid with respect to Company Stock, provided that at least one Restricted Stock Unit is credited to such Director's account as of the record date for such dividend or distribution. The number of Restricted Stock Units to be credited to a Director's account under the Plan as of any Dividend Date shall equal the quotient obtained by dividing (a) the product of (i) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date, by (b) the Fair Market Value of a share of Company Stock as of such Dividend Date.

8)
Restrictions on Transfer.    The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

9)
Payment of Restricted Stock Units.    Each Director (or his or her beneficiary) shall receive a one-time distribution of all Restricted Stock Units then credited to the Director's account under the Plan within 60 days immediately following the date upon which such Director's service as a member of the Board terminates for any reason. Such distribution shall be in the form of cash, shares of Company Stock, or a combination of the foregoing, in the discretion of the Director. If the account is to be paid in whole or in part in the form of Company Stock the number of shares of the Company Stock payable upon such distribution shall equal the number of Restricted Stock Units credited to such Director's account as of the date of such distribution to be paid in Company Stock, less applicable withholding. Fractional shares shall be payable in cash.

10)
Change in Control.    Notwithstanding any provisions of the Plan to the contrary, upon the occurrence of a Change in Control (as defined in the Stock Plan), all Restricted Stock Units in each Director's account under the Plan shall be immediately payable in [cash].

11)
Unfunded Plan; Creditor's Rights.    The Plan is intended to be an "unfunded" plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Restricted Stock Units credited to such Director's account under the Plan.

12)
Successors in Interest.    The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

13)
Governing Law; Interpretation.    The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.

14)
Termination and Amendment of the Plan.    The Board of Directors of the Company may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director and that of such Director's beneficiary. The Board of Directors of the Company may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.

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BUCYRUS INTERNATIONAL, INC. NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN